First Quarter 2025 Financial Results May 7, 2025 Burford Capital This presentation is for the use of Burford’s public shareholders and is not an offering of any Burford private fund.

Notice & disclaimer This presentation (this “Presentation”) provides certain information to facilitate review and understanding of the business, financial condition and results of operations of Burford Capital Limited (together with its subsidiaries, the “Company”, “Burford”, “we”, “our” or “us”) as of and for the three months ended March 31, 2025 and does not purport to be a complete description of the Company’s business, financial condition or results of operations. The information contained in this Presentation is provided as of the dates and for the periods indicated in this Presentation and is subject to change without notice. The financial condition and results of operations as of and for the three months ended March 31, 2025 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2025. Forward-looking statements. This Presentation contains “forward-looking statements” within the meaning of Section 27A of the US Securities Act of 1933, as amended, and Section 21E of the US Securities Exchange Act of 1934, as amended, that are intended to be covered by the safe harbor provided for under these sections. In some cases, words such as “aim”, “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “forecast”, “guidance”, “intend”, “may”, “plan”, “potential”, “predict”, “projected”, “should” or “will”, or the negative of such terms or other comparable terminology, are intended to identify forward-looking statements. 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Factors that might cause future results and events to differ include, among others, the following: (i) adverse litigation outcomes and timing of resolution of litigation matters; (ii) the Company’s ability to identify and select suitable legal finance assets; (iii) improper use or disclosure of, or access to, privileged information under the Company’s control due to cybersecurity breaches, unauthorized use or theft; (iv) inaccuracy or failure of the probabilistic model and decision science tools, including machine learning technology and generative artificial intelligence (collectively, “AI technologies”), the Company uses to predict the returns on its legal finance assets and in its operations; (v) changes and uncertainty in laws, regulations and rules relating to the legal finance industry, including those relating to privileged information and/or disclosure and enforceability of legal finance arrangements; (vi) inadequacies in the Company’s due diligence process or unforeseen developments; (vii) credit risk and concentration risk relating to the Company’s legal finance assets; (viii) lack of liquidity of the Company’s legal finance assets and commitments in excess of its available capital; (ix) the Company’s ability to obtain attractive external capital, refinance its outstanding indebtedness or raise capital to meet its liquidity needs; (x) competitive factors and demand for the Company’s services and capital; (xi) failure of lawyers to prosecute and/or defend claims which the Company has financed with necessary skill and care or misalignment of their clients’ interests with the Company’s; (xii) poor performance by the commitments the Company makes on behalf of its private funds; (xiii) negative publicity or public perception of the legal finance industry or the Company; (xiv) valuation uncertainty with respect to the fair value of the Company’s capital provision assets; (xv) current and future legal, political and economic factors, including uncertainty surrounding the effects, severity and duration of public health threats and/or military actions; (xvi) developments in AI technologies and expectations relating to environmental, social and governance considerations; (xvii) potential liability from litigation and legal proceedings against the Company; (xviii) the Company’s ability to hire and retain key personnel; (xix) risks relating to the Company’s international operations as a result of differing legal and regulatory requirements, political, social and economic conditions and unforeseeable developments; (xx) exposure to foreign currency exchange rate fluctuations; (xxi) uncertainty relating to the tax treatment of the Company’s financing arrangements; (xxii) cybersecurity risks and improper functioning of the Company’s information systems or those of its third-party service providers; (xxiii) failure of the Company’s third-party service providers to fulfill their obligations or misconduct by its third-party service providers; (xxiv) failure by the Company to maintain the privacy and security of personal information and comply with applicable data privacy and protection laws and regulations; (xxv) failure by the Company to maintain effective internal control over financial reporting or effective disclosure controls and procedures; (xxvi) failure by the Company to comply with the requirements of being a US domestic public company and the costs associated therewith; and (xxvii) certain risks relating to the Company’s incorporation in Guernsey. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements contained in the Company’s periodic and current reports that it files with or furnishes to the US Securities and Exchange Commission (the “SEC"). Many of these factors are beyond the Company’s ability to control or predict, and new factors emerge from time to time. Furthermore, the Company cannot assess the impact of each such factor on its business or the extent to which any factor or combination of factors may cause actual results and events to be materially different from those contained in any forward- looking statement. Given these uncertainties, readers are cautioned not to place undue reliance on the Company’s forward-looking statements. All subsequent written and oral forward- looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements speak only as of the date of this Presentation and, except as required by applicable law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition to forward-looking statements, this Presentation includes certain data based on calculations derived from the Company’s probabilistic modeling of individual matters and its portfolio as a whole. This data is not a forecast of future results, and past performance is not a guide to future performance. The inherent volatility and unpredictability of legal finance assets precludes forecasting and limits the predictive nature of the Company’s probabilistic model. Furthermore, the inherent nature of the probabilistic model is that actual results will differ from the modeled results, and such differences could be material. The data based on calculations derived from the Company’s probabilistic model contained in this Presentation is for informational purposes only and is not intended to be a profit forecast or be relied upon as a guide to future performance.

Notice & disclaimer Basis of presentation; non-GAAP financial measures; key performance indicators; definitions. The Company reports its financial results in accordance with the generally accepted accounting principles in the United States (“US GAAP”). US GAAP requires the Company to present financial statements that consolidate some of the limited partner interests in private funds the Company manages as well as assets held on the Company’s balance sheet where it has a partner or minority investor. As a result, the Company uses various measures, including Burford-only and adjusted Burford-only financial measures, which are calculated and presented using methodologies other than in accordance with US GAAP, to supplement analysis and discussion of its consolidated financial statements prepared in accordance with US GAAP. The Company believes that the presentation of Burford-only financial measures is consistent with how management measures and assesses the performance of the Company’s reporting segments, which are evaluated by management on a Burford-only basis, and that the presentation of Burford-only and adjusted Burford-only financial measures provides valuable and useful information to investors to aid in understanding the Company’s performance in addition to its consolidated financial statements prepared in accordance with US GAAP by eliminating the effect of the consolidation. In addition, the Company’s segment reporting, which conveys the performance of its business across two reportable segments—Principal Finance and Asset Management and Other Services—is presented on a Burford-only basis. The Company refers to its segment reporting in the aggregate as “total segments”. The Company also uses additional non-GAAP financial measures, such as cash receipts, tangible book value attributable to Burford Capital Limited per ordinary share (“TBVPS”) and various indebtedness leverage ratios. The Company believes that (i) cash receipts are an important measure of the Company’s operating and financial performance and are useful to management and investors when assessing the performance of Burford-only capital provision assets and (ii) TBVPS is an important measure of the Company’s financial condition and is useful to management and investors when assessing capital adequacy and the Company’s ability to generate earnings on tangible equity invested by its shareholders. The non-GAAP financial measures should not be considered in isolation from, as substitutes for, or superior to, financial measures calculated in accordance with US GAAP. In addition, the Company uses certain unaudited key performance indicators(“KPIs”). The KPIs are presented because the Company uses them to monitor its financial condition and results of operations and/or the Company believes they are useful to investors, securities analysts and other interested parties. The presentation of the KPIs is for informational purposes only and does not purport to present what the Company’s actual financial condition or results of operations would have been, nor does it project its financial condition at any future date or its results of operations for any future period. The presentation of the KPIs is based on information available as of the date of this Presentation and certain assumptions and estimates that the Company believes are reasonable. Additional information with respect to these non- GAAP financial measures and KPIs, their respective definitions and calculations and related reconciliations are provided in “Other Reconciliations” and “Glossary” sections of this Presentation. * * * * * The Company makes no representation or warranty, express or implied, as to the fairness, accuracy, reasonableness or completeness of the information contained in this Presentation, including information obtained from third parties. Unless otherwise specified, information contained in this Presentation is sourced from and reflects the views and opinions of the Company. Certain information contained in this Presentation has been obtained from sources other than the Company. While such information is believed to be reliable for purposes used in this Presentation, no representations are made as to the accuracy or completeness thereof, and the Company does not take any responsibility for such information. Certain information contained in this Presentation discusses general market activity, industry or sector trends or other broad-based economic, market or political conditions and should not be construed as research or investment advice. There can be no assurances that any of the trends described in this Presentation will continue or will not reverse. Past events, trends and results do not imply, predict or guarantee, and are not necessarily indicative of, future events, trends or results. This Presentation is not complete, and the information contained in this Presentation may change at any time without notice. The Company does not have any responsibility to update this Presentation to account for such changes. The information contained in this Presentation is not intended to provide, and should not be relied upon for, accounting, legal or tax advice or investment recommendations. Neither the Company, its affiliates nor any officer, director, employee or representative of the Company or its affiliates accepts any liability whatsoever for any loss howsoever arising, directly or indirectly, from any use of this Presentation or its contents. * * * * * This Presentation does not constitute or form part of, and should not be construed as, an issue for sale or subscription of, or solicitation of any offer or invitation to subscribe for, underwrite or otherwise acquire or dispose of any securities of the Company or any of its affiliates, nor should this Presentation or any part of it form the basis of, or be relied on in connection with, any contract or commitment whatsoever which may at any time be entered into by the recipient nor any other person, nor does this Presentation constitute an invitation or inducement to engage in investment activity under Section 21 of the Financial Services and Markets Act 2000, as amended. This Presentation does not constitute an invitation to effect any transaction with the Company or any of its affiliates or to make use of any services provided by the Company. This Presentation does not constitute an offer to sell, or a solicitation of an offer to buy, any ordinary shares or other securities of the Company or any of its affiliates. This Presentation is not an offering of any private fund of the Company. Burford Capital Investment Management LLC, which acts as the fund manager of all private funds of the Company, is registered as an investment adviser with the SEC. The information relating to the private funds of the Company provided in this Presentation is for informational purposes only. Past performance is not indicative of future results. Any information contained in this Presentation is not, and should not be construed as, an offer to sell or the solicitation of an offer to buy any securities (including interests or shares in the private funds). Any such offer or solicitation may be made only by means of a final confidential private placement memorandum and other offering documents.

Burford Reports 1Q25 Financial Results “Burford delivered robust first quarter results in what is typically a lighter seasonal period, demonstrating the continued momentum of our portfolio. Both new business and realization activity were well above first quarter levels in recent years, establishing a great start to the year. We believe the uncorrelated nature of legal finance positions our business to perform through the volatile and uncertain market environment that investors face today. We remain focused on the core drivers of shareholder value discussed at our recent 2025 Investor Day: Growing the platform, turning the current portfolio into cash realizations and generating attractive returns on capital.” Christopher Bogart Chief Executive Officer Conference Call Burford will hold a conference call for investors and analysts at 9.00am EDT / 2.00pm BST on Wednesday, May 7, 2025. The dial-in numbers for the conference call are +1 (646) 307- 1963 (USA) or +1 (800) 715-9871 (USA and Canada toll free) / +44 (0)20 3481 4247 (UK) or +44 800 260 6466 (UK toll free) and the access code is 88185. To minimize the risk of delayed access, participants are urged to dial into the conference call by 8.40am EDT / 1.40pm BST. A live audio webcast and replay will also be available at https://events.q4inc.com/attendee/989634259, and pre- registration at that link is encouraged. About Burford Burford Capital is the leading global finance and asset management firm focused on law. Its businesses include litigation finance and risk management, asset recovery and a wide range of legal finance and advisory activities. Burford is publicly traded on the New York Stock Exchange (NYSE: BUR) and the London Stock Exchange (LSE: BUR) and works with companies and law firms around the world from its global network of offices. For more information, please visit www.burfordcapital.com. NOTE: All data in this Presentation is unaudited and is for the three months ended March 31, 2025 (“1Q25”) compared to the three months ended March 31, 2024 (“1Q24”), unless noted otherwise. Throughout this Presentation, amounts may not sum and/or tables may not foot due to rounding.

1Q25 Financial Results GAAP Consolidated Consolidated (GAAP) $ in thousands 1Q25 1Q24 Revenues Capital provision income/(loss) 131,516 40,761 Net realized gains/(losses) 67,619 57,862 Unrealized gains/(losses) ex YPF-related assets 2,520 (29,968) Unrealized gains/(losses) from YPF-related assets 55,429 16,267 Other capital provision income/(loss) 5,948 (3,400) Plus/(Less): Third-party interests in capital provision assets (20,796) (5,224) Asset management income/(loss) 1,538 1,863 Marketable securities income/(loss) and interest 6,787 6,611 Other income/(loss) (186) 284 Total revenues 118,859 44,295 Operating expenses Compensation and benefits 26,314 22,001 Salaries and benefits 12,395 11,657 Annual incentive compensation 4,245 4,836 Share-based and deferred compensation 2,799 3,870 Long-term incentive compensation including accruals 6,875 1,638 General, administrative and other 10,210 7,450 Case-related expenditures ineligible for inclusion in asset cost 4,577 687 Total operating expenses 41,101 30,138 Other expenses Finance costs 33,880 32,567 Foreign currency transactions (gains)/losses (600) 492 Total other expenses 33,280 33,059 Income/(loss) before income taxes 44,478 (18,902) Provision for/(benefit from) income taxes 7,568 (1,404) Net income/(loss) 36,910 (17,498) Less: Net income/(loss) attributable to non-controlling interests 5,981 12,439 Net income/(loss) attributable to Burford Capital Limited shareholders 30,929 (29,937) 5 • Consolidated GAAP net income was $37 million for 1Q25 • Net income attributable to Burford Capital Limited shareholders was $31 million for 1Q25

Key Messages on 1Q25 Results

Burford delivered a strong first quarter across key metrics

1 New business was seasonally robust

- New definitive commitments of $158 million nearly tripled compared to $55 million in both 1Q24 and 1Q23
- Deployments of $130 million nearly doubled compared to both 1Q24 and 1Q23

2 Realization and cash generation momentum continues

- Realizations of $163 million up more than 150% compared to both 1Q24 and 1Q23
- Realizations and cash receipts totaled $742 million and $819 million over the last four quarters, respectively

3 1Q25 revenues up significantly year-over-year

- Capital provision income of $91 million up more than 5x compared to 1Q24
- Asset management income of $14 million doubled from 1Q24 driven by crystallization of performance fees and higher income from BOF-C

$7.2 billion

Group-wide portfolio
(as of March 31, 2025)



5.2
1.5
3.6
2.0
0.5
1.5
Principal Finance Segment
Asset Management & Other Services Segment
Fair Value
Undrawn Commitments

NOTE: References throughout this Presentation to portfolio activity such as deployments and realizations refer to our Principal Finance segment, and all such portfolio activity metrics are shown either on a Burford-only or Adjusted Burford-only basis, as applicable, unless otherwise noted. See "*Other Reconciliations*" and "*Glossary*" sections of this Presentation for additional information with respect to these portfolio activity metrics, their respective definitions and related reconciliations.

In addition, throughout this Presentation, realizations and net realized gains/(losses) include fully and partially concluded assets.

Burford Capital | 6

Financial Metrics Summary $ in millions except per share data and as otherwise noted 1Q25 1Q24 Capital provision income 91 18 Net realized gains 35 30 Asset management income 14 7 Net income/(loss) 31 (30) Earnings per share 0.14 (0.14) Mar 31, 2025 Dec 31, 2024 Shareholders’ equity 2,434 2,419 Book value per ordinary share 11.15 11.03 Tangible book value per ordinary share 10.54 10.42 Debt payable 1,765 1,764 Debt/ Net tangible equity 0.8x 0.8x Liquidity (Cash and marketable securities) 548 521 1Q25 1Q24 Cash receipts 258 138 Financial Results Total Segments (Burford-only) Balance Sheet and Liquidity Measures Total Segments (Burford-only) 7

Total Segments

1Q25 Financial Results Total Segments (Burford-only) Total Segments (Burford-only) $ in thousands 1Q25 1Q24 Revenues Capital provision income/(loss) 90,950 17,903 Net realized gains/(losses) 34,584 29,894 Unrealized gains/(losses) 50,765 (9,088) Other capital provision income 5,601 (2,903) Asset management income/(loss) 13,837 6,673 Other income/(loss) 6,514 6,802 Total revenues 111,301 31,378 Operating expenses Compensation and benefits 26,314 22,001 General, administrative and other 10,120 7,117 Case-related expenditures ineligible for inclusion in asset cost 3,089 546 Total operating expenses 39,523 29,664 Other expenses Finance costs 33,880 32,567 Foreign currency transactions (gains)/losses (599) 488 Total other expenses 33,281 33,055 Income/(loss) before income taxes 38,497 (31,341) Provision for/(benefit from) income taxes 7,568 (1,404) Net income/(loss) 30,929 (29,937) Per diluted ordinary share 0.14 (0.14) 9 • Capital provision income of $91 million in 1Q25 up more than 5x compared to 1Q24 driven by higher unrealized gains • Asset management income of $14 million in 1Q25 up 107% compared to 1Q24 driven by performance fees from Advantage Fund and higher profit-sharing income from BOF-C • Operating expenses of $40 million in 1Q25 were up from $30 million in 1Q24, driven by higher long-term incentive compensation accruals in light of higher revenue, G&A expenses and case-related expenditures

Segments: Principal Finance

1Q25 Segment Results 11 Principal Finance Segment $ in thousands 1Q25 1Q24 Revenues Capital provision income/(loss) 90,950 17,903 Net realized gains/(losses) 34,584 29,894 Unrealized gains/(losses) 50,765 (9,088) Other capital provision income/(loss) 5,601 (2,903) Other income/(loss) 6,700 6,518 Total revenues 97,650 24,421 Operating expenses Compensation and benefits 21,062 18,102 General, administrative and other 8,312 6,013 Case-related expenditures ineligible for inclusion in asset cost 3,089 546 Total operating expenses 32,463 24,661 Other expenses Finance costs 33,880 32,567 Foreign currency transactions (gains)/losses (599) 488 Total other expenses 33,281 33,055 Income/(loss) before income taxes 31,906 (33,295) Principal Finance Segment

21% 20% 19% 18% 7% 4% 3% 8% Mixed portfolio Antitrust IP Arbitration Contract Asset recovery Bankruptcy/insolvency Other Portfolio Snapshot 12 2,009 2,318 2,636 3,432 3,571 3,627 1,010 1,132 1,307 1,408 1,633 1,529 3,019 3,450 3,943 4,840 5,204 5,157 2020 2021 2022 2023 2024 1Q25 Fair value Undrawn commitments Portfolio by fair value and undrawn commitments Capital provision assets ($ in millions) 950 1,218 1,465 1,552 1,603 1,578 245 279 349 509 503 511 813 821 823 1,372 1,465 1,538 2,009 2,318 2,636 3,432 3,571 3,627 2020 2021 2022 2023 2024 1Q25 Deployed cost (ex YPF-related assets) Fair value gains (ex YPF-related assets) Fair value of YPF-related assets Portfolio fair value components Capital provision assets with YPF-related assets breakout ($ in millions) 52% 26% 19% 2% 1% North America EMEA Global APAC Other Portfolio exposure by geography Deployed cost of capital provision assets (ex YPF-related assets) as of March 31, 2025 ($ in millions) Portfolio exposure by asset type Deployed cost of capital provision assets (ex YPF-related assets) as of March 31, 2025 ($ in millions) $1,578 $1,578 Principal Finance Segment

Capital Provision Income and Fair Value Bridge 13 1) “Duration impact (passage of time)“ represents the change in fair value on assets that were held in the portfolio as of the beginning of the measurement period and continue to be held in the portfolio as of the end of the measurement period assuming there was no change to discount rate or any other inputs during the measurement period. 2) “Change in discount rate” represents the difference in fair value between using the actual discount rates in effect as of the end of the measurement period applied to the portfolio as of the end of the measurement period versus using the discount rates that were in effect as of the start of the measurement period applied to the portfolio as of the end of the measurement period. 3) “Milestones and other model impacts” represent all other change in fair value during the measurement period (realized or unrealized) attributable to all other input and model updates including the impact of litigation milestone events, changes in expected proceeds and changes in expected duration. ($ in millions) 1Q25 1Q24 Net realized gains/(losses) 34,584 29,984 Unrealized gains/(losses), ex YPF-related assets 14,214 (19,935) Total realized and unrealized gains/(losses), ex YPF-related assets 48,798 9,959 Unrealized gains/(losses) from YPF-related assets 36,551 10,847 Other capital provision income/(loss) 5,601 (2,903) Total capital provision income/(loss) 90,950 17,903 3,571 3,627 126 61 23 1 163 8 Fair value as of Dec 31, 2024 Deployments Duration impact (passage of time) Change in discount rate Milestones & other model impacts Realizations Foreign exchange impact Fair value as of Mar 31, 2025 Fair value of capital provision assets ― 1Q25 bridge Income for the Period (1) (2) Principal Finance Segment (3)

New Business • Definitive undrawn commitments of $794 million as of March 31, 2025 were up 3% from $774 million as of December 31, 2024 with $158 million of definitive new commitments substantially offset by $130 million of deployments in 1Q25, showing portfolio activity • Definitive new commitments of $158 million consisted of $103 million of newly originated matters in 1Q25, along with $55 million of new case commitments added to existing portfolios • Deployments of $130 million were particularly strong for the first quarter of the year, nearly doubling from $68 million in 1Q24 and $73 million in 1Q23 New definitive commitments by risk band ($ in millions) 14 Principal Finance Segment 34 142 17 106 53 188 39 60 8012 26 15 32 36 48 68 10 26 12 30 22 43 94 55 194 33 155 55 247 117 203 158 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 Not modeled Up to 10% 10-25% 25%+ Undrawn commitments ($ in millions) 794692 43 Definitive Discretionary Legal Risk $1,529 Deployments ($ in millions) 67 181 56 78 59 132 72 126 130 73 195 61 83 68 133 74 126 130 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 denotes deployments related to interests in private funds Modeled risk of total loss

Portfolio Realizations and Realized Gains • Realization momentum continued with $163 million in 1Q25 far surpassing $63 million in 1Q24 and $64 million in 1Q23 • 1Q25 realizations included seven assets generating $5 million or more with three of those assets generating $10 million or more • A significant driver of realizations was a large corporate monetization asset that concluded rapidly and generated $94 million ($125 million group- wide), which contributed to the lower ROIC in the period, but delivered an IRR of 40% Realizations ($ in millions) Principal Finance Segment Principal Finance 36 59 30 63 30 99 56 142 35 Excluding private fund interests 36 59 29 63 29 99 56 140 31 Implied ROIC1 136% 79% 58% 40% 89% 179% 52% 135% 26% 1) Implied ROIC excludes the impact of amounts related to balance sheet commitments to private funds (formerly referred to as capital provision-indirect). 62 133 79 222 61 155 165 244 149 64 138 93 237 63 157 168 253 163 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 denotes realizations related to interests in private funds Net Realized Gains ($ in millions) 15

Historical Track Record ― Fully and Partially Concluded Assets $16 Recoveries $889 Recoveries $956 Recoveries Principal Finance performance1 Concluded (fully and partially) assets from inception through March 31, 2025 ($ in millions) 81% of concluded case commitments were deployed $2,357 Commitments Adjudication-losses 78% ($1,491) of deployments settle in 2.4 years2 Settlement 7% ($128) of deployments go to adjudication and lose 15% ($284) of deployments go to adjudication and win in 2.9 years2 Adjudication-gains $982 Realizations 49% IRR 246% ROIC $1,903 Deployments $3,481 Realizations $19 Realizations -85% ROIC $2,480 Realizations 22% IRR 66% ROIC 83% ROIC 26% IRR 2.6 years2 WAL TOTAL • Burford has generated consistently high returns on $3.5 billion of realizations since inception in 2009 through March 31, 2025 • Cumulative ROIC on realizations moved from 87% to 83% while IRR remained steady at 26% in 1Q25, following the rapid realization of a large corporate monetization asset that delivered a 40% IRR but only a 25% ROIC given its brevity • A recurring mix of settlements and wins drives strong returns in reasonable time frames, with asymmetrically low losses 1) Principal Finance track record excludes the impact of allocations made by Burford’s balance sheet as a limited partner in the Advantage Fund, which generally invested in legal finance assets with a lower risk/return profile. 2) Average life weighted by realizations. Principal Finance Segment 16

-100 0 100 200 300 400 500 600 Net Loss < $1m 0% or less ROIC 0% to 99% ROIC 100% to 199% ROIC 200%+ ROIC Asset ROIC Distribution ― Asymmetric Returns • Favorable risk-adjusted return dynamics exemplified by the positive skew of the distribution of returns since inception • Since inception through March 31, 2025, 51 matters representing 13% of the total deployed cost of concluded cases have generated ROICs greater than 200%, showing repeatable nature of Burford’s business • 14% of deployments experienced losses, but when that occurred, we recovered 31% of deployed cost, resulting in a 9.5% lifetime loss rate on fully and partially concluded assets 0% or less ROIC 0 to 99% ROIC 100 to 199% ROIC Greater than 200% ROIC Total Deployed: Realized losses: Deployed: Realized gains: Deployed: Realized gains: Deployed: Realized gains: Deployed: Realized losses: Realized gains: $262 ($180) $1,167 $478 $225 $318 $249 $962 $1,903 ($180) $1,758 14% of total 61% of total 27% of total 12% of total 18% of total 13% of total 55% of total Concluded (fully and partially) assets arrayed by ROIC From inception through March 31, 2025 ($ in millions) Cumulative weighted average ROIC 83% Gains Losses >700 % R O IC 17 Principal Finance Segment 1) Reflects fully and partially concluded assets with a ROIC of 0% or less where the net loss is below $1 million. 1

We remain well-positioned to monetize YPF-related assets 18 • We believe YPF-related assets will ultimately deliver a ten-figure recovery for Burford, but litigation risk remains • Final judgment a complete win against Argentina of $16 billion, at the high end of the possible range of damages • Argentina has appealed to the Second Circuit Court of Appeals; oral argument is pending • Fair value of YPF-related assets of $1.5 billion as of March 31, 2025 • Further restructuring of Eton Park liquidation led to a modest increase in Burford’s share of proceeds from the Eton Park case from 73% to 82% YPF CASES’ PROCESS 1 Expected Burford-only net entitlement 2 Around 35% of proceeds from Petersen case Around 82% of proceeds from Eton Park case ENFORCEMENT PROCESS September 15, 2023 FINAL JUDGMENT APPEAL BY ARGENTINA Principal Finance Segment 1) While Burford offers in this Presentation its views and interpretation of the ruling, those are qualified in their entirety by the actual text of the ruling, and we caution that investors cannot rely on Burford’s statements in preference to the actual ruling. In the event of any inconsistency between this Presentation and the text of the actual ruling, the text of the actual ruling will prevail and be dispositive. Burford disclaims, to the fullest extent permitted by law, any obligation to update its views and interpretation as the litigation proceeds. Moreover, the case remains in active litigation, and the Republic of Argentina filed a notice of appeal in October 2023 with the U.S. Court of Appeals for the Second Circuit; all litigation carries significant risks of uncertainty and unpredictability until final resolution, including the risk of total loss. Finally, Burford is and will continue to be constrained by legal privilege and client confidences in terms of the scope of its ability to speak publicly about the case or the ruling. Burford also cautions that there are meaningful remaining risks in the case, including appeals, enforcement and collateral litigation in other jurisdictions. Moreover, litigation matters often resolve for considerably less than the amount of any judgment rendered by the courts and to the extent that any settlement or resolution discussions occur in this case no public communication about those discussions will be possible until their conclusion. 2) In both Petersen and Eton Park, these numbers are approximations and will vary somewhat depending on the ultimate level of case costs by the end of the case, as we expect continued significant spending on the case.

Segments: Asset Management and Other Services

Asset Management and Other Services Segment Asset Management and Other Services Segment $ in thousands 1Q25 1Q24 Revenues Asset management income 13,837 6,673 Other income/(loss) (186) 284 Total revenues 13,651 6,957 Operating expenses Compensation and benefits 5,252 3,899 General, administrative and other 1,808 1,104 Case-related expenditures ineligible for inclusion in asset cost -- -- Total operating expenses 7,060 5,003 Other expenses Finance costs -- -- Foreign currency transactions (gains)/losses -- -- Total other expenses -- -- Income/(loss) before income taxes 6,591 1,954 1Q25 Segment Results 20

1.9 1.5 4.4 4.8 7.9 6.7 13.8 1Q24 1Q25 Management fees Performance fees Income from profit sharing Asset Management Income and Portfolio Asset Management and Other Services Segment • Asset management income of $14 million in 1Q25 doubled from $7 million in 1Q24 due to performance fee crystallization of $4.4 million from the Advantage Fund and higher profit-sharing income from BOF-C in 1Q25 • Cash receipts from asset management of $7.1 million in 1Q25 were likewise up from $4.5 million in 1Q24 • Profit-sharing income of $7.9 million in 1Q25 was up from $4.8 million in 1Q24 due to higher gains recognized in BOF-C’s portfolio • Private funds portfolio expected to decline in size in coming years with BOF-C continuing to drive asset management income 21 Asset management income ($ in millions) 1) Represents third-party fair value and undrawn commitments. 1,161 1,200 1,315 1,285 1,103 982 421 683 889 1,045 1,082 1,045 1,582 1,883 2,204 2,330 2,185 2,027 FY20 FY21 FY22 FY23 FY24 1Q25 Private funds BOF-C Portfolio of private funds1 As of period end ($ in millions) 4.5 7.1 1Q24 1Q25 Cash receipts from asset management ($ in millions)

Liquidity and Capital Management

Liquidity Bridge and Cash Receipts A. Cash and marketable securities as of December 31, 2024 B. Cash receipts C. Debt purchases and interest D. Operating expenses net of change in payables E. Dividends and acquisitions of ordinary shares into treasury F. Cash balance before deployments G. Adjusted Burford-only deployments H. Cash and marketable securities as of March 31, 2025 23 258 9 77 15 130521 678 548 A B C D E F G H 1Q25 cash bridge Burford-only ($ in millions) Cash receipts Burford-only ($ in millions) • Cash and marketable securities were $548 million as of March 31, 2025, up from $521 million as of December 31, 2024, driven by continued strong cash generation in 1Q25 • A portion of current liquidity supports upcoming debt maturity of $123 million in August 2025 • Cash receipts of $258 million in 1Q25 were the second highest quarter on record behind 3Q24 • Due from settlement balance was $103 million as of March 31, 2025, with 62% of the $184 million balance as of December 31, 2024 collected in 1Q25 97 150 133 109 138 107 310 144 258 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25

Operating Expenses $ in thousands 1Q25 1Q24 Compensation and benefits Salaries and benefits 12,395 11,657 Annual incentive compensation 4,245 4,836 Share-based and deferred compensation 2,799 3,870 Long-term incentive compensation including accruals 6,875 1,638 Total compensation and benefits 26,314 22,001 General, administrative and other 10,120 7,117 Case-related expenditures ineligible for inclusion in asset cost 3,089 546 Total operating expenses 39,523 29,664 24 Operating expense detail Total Segments (Burford-only) ($ in millions) • Operating expenses of $40 million in 1Q25 were up from $30 million in 1Q24, driven by higher long- term incentive compensation accruals in light of increased portfolio activity, G&A expenses and case-related expenditures • Long-term incentive compensation accruals of $7 million in 1Q25 was up from $2 million in 1Q24, due to higher capital provision income in 1Q25 • G&A expenses of $10 million in 1Q25 were up from $7 million in 1Q24, driven by higher professional fees, with a portion of the increase not expected to recur in subsequent quarters • Case-related expenditures of $3 million, which are episodic by nature, were up from less than $1 million

Debt Structure and Ratios

- Debt payable of $1,765 million as of March 31, 2025, flat compared to December 31, 2024
- During 1Q25, $6.6 million of additional 2025 bonds due in August 2025 were purchased in the open market leaving $123 million outstanding as of March 31, 2025
- WAL of outstanding debt is 4.3 years, compared to 2.6 years for our concluded and partially concluded portfolio track record, and 3.2 years for active deployments as of March 31, 2025
- Ratio of consolidated indebtedness to net tangible equity remains consistent and well within our covenant thresholds

Maturity of debt outstanding

($ in millions)



123
226
400
360
675
2024
2025[2]
2026[3]
2027
2028
2029
2030
2031

Weighted average life (WAL)

Debt outstanding	Concluded assets[1]	Active deployments
4.3 yrs	2.6 yrs	3.2 yrs

Weighted average cost of debt 7.3%

Consolidated net debt as a % of consolidated tangible assets[4]

As of period end



50%
20%
20%
December 31, 2024
March 31, 2025

Consolidated indebtedness / net tangible equity[4,5]

As of period end



1.5x-2.0x US bond covenant level
0.8x
0.8x
December 31, 2024
March 31, 2025

1) Weighted by realizations as of March 31, 2025.
2) During the three months ended March 31, 2025, Burford Capital Finance LLC purchased in open market transactions approximately $6.6 million of the 2025 bonds.
3) Sterling denominated debt converted to US Dollars using exchange rate of $1.2910 as of March 31, 2025.
4) See reconciliations for details on calculating consolidated net debt as a percentage of consolidated tangible assets and consolidated indebtedness as a percentage of net tangible equity.
5) Represents calculations under the 6.250% Senior Notes due 2028 and the 6.875% Senior Notes due 2030. See reconciliations for calculations of consolidated indebtedness as a percentage of consolidated equity under the 9.250% Senior Notes due 2031.

25

Closing thoughts 26 Burford is an industry leader with substantial competitive moats • Based on portfolio size, we are the largest provider of capital to litigation and legal assets1 • Scale and perpetual capital allow us to deliver highly customized solutions for corporate and law firm clients • 15-year track record of attractive returns and growth drives brand power and recognition Our business model is built to perform through the current market environment • Litigation process is uncorrelated to the economy and financial markets • We do not believe the escalation of global tariffs will have any impact on the performance of our business, and may provide fodder for disputes • Cyclical downturns may also lead to more disputes and increase demand for legal finance We are focused on the long-term goals shared at our recent 2025 Investor Day • Continue to grow the legal finance portfolio while delivering substantial realizations at an attractive return on capital • YPF represents a significant and asymmetric realization opportunity • We are ideally positioned to pursue opportunities in adjacent areas of the legal ecosystem 1 2 3 1) Litigation Finance Insider, at https://litigationfinanceinsider.com/c/league-leaders/.

Consolidated Financial Statement Reconciliations

Statement of Operations - three months ended March 31, 2025 and 2024

($ in thousands)	Three months ended March 31, 2025 Consolidated	Three months ended March 31, 2025 Third-party interests	Three months ended March 31, 2025 Total segments (Burford-only)	Three months ended March 31, 2024 Consolidated	Three months ended March 31, 2024 Third-party interests	Three months ended March 31, 2024 Total segments (Burford-only)
Revenues						
Capital provision income/(loss)	131,516	(40,566)	90,950	40,761	(22,858)	17,903
Plus/(Less): Third-party interests in capital provision assets	(20,796)	20,796	-	(5,224)	5,224	-
Asset management income/(loss)	1,538	12,299	13,837	1,863	4,810	6,673
Marketable securities income/(loss) and interest	6,787	(87)	6,700	6,611	(93)	6,518
Other income/(loss)	(186)	-	(186)	284	-	284
Total revenues	**118,859**	**(7,558)**	**111,301**	**44,295**	**(12,917)**	**31,378**
Operating expenses						
Compensation and benefits						
Salaries and benefits	12,395	-	12,395	11,657	-	11,657
Annual incentive compensation	4,245	-	4,245	4,836	-	4,836
Share-based and deferred compensation	2,799	-	2,799	3,870	-	3,870
Long-term incentive compensation including accruals	6,875	-	6,875	1,638	-	1,638
General, administrative and other	10,210	(90)	10,120	7,450	(333)	7,117
Case-related expenditures ineligible for inclusion in asset cost	4,577	(1,488)	3,089	687	(141)	546
Total operating expenses	**41,101**	**(1,578)**	**39,523**	**30,138**	**(474)**	**29,664**
Operating income	**77,758**	**(5,980)**	**71,778**	**14,157**	**(12,443)**	**1,714**
Other expenses						
Finance costs	33,880	-	33,880	32,567	-	32,567
Foreign currency transactions (gains)/losses	(600)	1	(599)	492	(4)	488
Total other expenses	**33,280**	**1**	**33,281**	**33,059**	**(4)**	**33,055**
Income/(loss) before income taxes	**44,478**	**(5,981)**	**38,497**	**(18,902)**	**(12,439)**	**(31,341)**
Provision for/(benefit from) income taxes	7,568	-	7,568	(1,404)	-	(1,404)
Net income/(loss)	**36,910**	**(5,981)**	**30,929**	**(17,498)**	**(12,439)**	**(29,937)**

* The eliminated amounts arise from the services provided to the consolidated entities as investment manager and Burford's investment as a limited partner in consolidated entities. Accordingly, these adjustments and eliminations do not have an effect on the net income or total shareholders' equity of Burford.

28

Statement of Financial Position as of March 31, 2025 and December 31, 2024

	As of March 31, 2025			As of December 31, 2024		
($ in thousands)	Consolidated	Third-party interests	Total segments (Burford-only)	Consolidated	Third-party interests	Total segments (Burford-only)
Assets						
Cash and cash equivalents	486,639	(21,975)	464,664	469,930	(28,269)	441,661
Marketable securities	83,544	-	83,544	79,020	-	79,020
Other assets	65,774	121,877	187,651	61,006	114,475	175,481
Due from settlement of capital provision assets	102,648	-	102,648	183,858	(207)	183,651
Capital provision assets	5,305,021	(1,677,618)	3,627,403	5,243,917	(1,672,693)	3,571,224
Goodwill	133,977	-	133,977	133,948	-	133,948
Deferred tax asset	3,202	-	3,202	3,346	-	3,346
Total assets	**6,180,805**	**(1,577,716)**	**4,603,089**	**6,175,025**	**(1,586,694)**	**4,588,331**
Liabilities						
Debt interest payable	42,970	-	42,970	12,097	-	12,097
Other liabilities	192,660	(71,180)	121,480	141,973	(2,238)	139,735
Debt payable	1,764,726	-	1,764,726	1,763,612	-	1,763,612
Long-term incentive compensation payable	197,293	-	197,293	217,552	-	217,552
Financial liabilities relating to third-party interests in capital provision assets	780,330	(780,330)	-	747,053	(747,053)	-
Deferred tax liability	42,245	-	42,245	35,903	-	35,903
Total liabilities	**3,020,224**	**(851,510)**	**2,168,714**	**2,918,190**	**(749,291)**	**2,168,899**
Total shareholders' equity	**3,160,581**	**(726,206)**	**2,434,375**	**3,256,835**	**(837,403)**	**2,419,432**

* The eliminated amounts arise from the services provided to the consolidated entities as investment manager and Burford's investment as a limited partner in consolidated entities. Accordingly, these adjustments and eliminations do not have an effect on the net income or total shareholders' equity of Burford.

29

Other Reconciliations

Cash Receipts

($ in thousands)	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023
	For the three months ended								
Consolidated proceeds from capital provision assets	371,054	222,444	395,943	125,344	247,561	119,208	132,147	163,522	144,485
Plus/(Less): Third-party interests	(126,150)	(92,170)	(91,185)	(36,841)	(120,036)	(22,709)	(7,074)	(26,950)	(60,563)
Burford-only total proceeds from capital provision assets	**244,904**	**130,274**	**304,758**	**88,503**	**127,525**	**96,499**	**125,073**	**136,572**	**83,922**
Less: Funding of financial liabilities at fair value through profit or loss	-	-	(2,583)	-	-	-	-	-	-
Consolidated asset management income	1,538	1,686	3,147	1,644	1,863	1,875	1,876	1,894	1,997
Plus/(Less): Eliminated income from funds	12,299	13,671	7,963	9,843	4,810	20,655	14,265	3,790	17,360
Burford-only asset management income	**13,837**	**15,357**	**11,110**	**11,487**	**6,673**	**22,530**	**16,141**	**5,684**	19,357
Plus/(Less): Non-cash adjustments[1]	(6,732)	(6,055)	(9,389)	(495)	(2,197)	(19,254)	(10,409)	5,358	(7,086)
Burford-only proceeds from asset management income	**7,105**	**9,302**	**1,721**	**10,992**	**4,476**	**3,276**	**5,732**	**11,042**	**12,271**
Burford-only proceeds from marketable securities interest and dividends	4,678	5,418	4,567	5,093	5,476	2,672	2,062	682	881
Burford-only proceeds from other income	1,029	(1,395)	2,028	2,775	217	7,030	(73)	1,485	83
Burford-only proceeds from other items	**5,707**	**4,023**	**6,595**	**7,868**	**5,693**	**9,702**	**1,989**	**2,167**	**964**
Cash receipts	**257,716**	**143,599**	**310,491**	**107,363**	**137,694**	**109,477**	**132,794**	**149,781**	**97,157**

1) Adjustments for the change in asset management receivables accrued during the applicable period but not yet received as of the end of such period.

31

Principal Finance Deployments 32 For the three months ended Adjusted Third-party Total segments Adjusted Burford-only ($ in thousands) Consolidated interests (Burford-only) Adjustments Burford-only Less: private funds less private funds March 31, 2025 216,476 (90,658) 125,818 4,093 129,911 (84) 129,827 December 31, 2024 154,194 (25,376) 128,818 (2,557) 126,261 (113) 126,148 September 30, 2024 98,150 (24,447) 73,703 137 73,840 (1,563) 72,277 June 30, 2024 177,341 (47,366) 129,975 3,123 133,098 (1,352) 131,746 March 31, 2024 125,403 (58,587) 66,816 699 67,515 (8,435) 59,080 December 31, 2023 135,761 (58,559) 77,202 5,742 82,944 (5,181) 77,763 September 30, 2023 101,947 (35,499) 66,448 (5,086) 61,362 (5,376) 55,986 June 30, 2023 325,634 (130,304) 195,330 (745) 194,585 (13,133) 181,452 March 31, 2023 118,685 (45,872) 72,813 (153) 72,660 (5,667) 66,993

Principal Finance Realizations Reconciliation of cumulative realizations from concluded or partially concluded assets since inception - consolidated to Burford-only 33 For the three months ended Adjusted Third-party Total segments Adjusted Less: Burford-only ($ in thousands) Consolidated interests (Burford-only) Adjustments Burford-only private funds less private funds March 31, 2025 288,848 (125,943) 162,905 243 163,148 (14,285) 148,863 December 31, 2024 348,023 (92,377) 255,646 (2,221) 253,425 (9,276) 244,149 September 30, 2024 254,165 (91,185) 162,980 5,436 168,416 (3,712) 164,704 June 30, 2024 191,883 (36,841) 155,042 1,704 156,746 (2,082) 154,664 March 31, 2024 112,971 (39,763) 73,208 (10,671) 62,537 (1,463) 61,074 December 31, 2023 313,660 (101,228) 212,432 24,191 236,623 (14,508) 222,115 September 30, 2023 108,737 (7,075) 101,662 (9,157) 92,505 (13,347) 79,158 June 30, 2023 157,584 (26,949) 130,635 7,021 137,656 (4,459) 133,197 March 31, 2023 128,312 (60,386) 67,926 (4,084) 63,842 (2,096) 61,746 Third-party Total segments ($ in millions) Consolidated interests (Burford-only ) For the three months ended March 31, 2025 3,820 (339) 3,481

Net realized gains/(losses) 34 For the three months ended Net realized gains/(losses) Principal Excluding ($ in thousands) Finance Less: private funds private funds March 31, 2025 34,584 (3,407) 31,177 December 31, 2024 141,637 (1,194) 140,443 September 30, 2024 56,490 (233) 56,257 June 30, 2024 99,153 - 99,153 March 31, 2024 29,894 (1,140) 28,754 December 31, 2023 62,856 48 62,904 September 30, 2023 30,126 (981) 29,145 June 30, 2023 58,781 - 58,781 March 31, 2023 35,613 - 35,613

Tangible Book Value Attributable to Burford Capital Limited per Ordinary Share 35 * Tangible book value attributable to Burford Capital Limited is calculated by subtracting intangible assets (such as goodwill) from total Burford Capital Limited equity. Tangible book value attributable to Burford Capital Limited per ordinary share is calculated by dividing tangible book value attributable to Burford Capital Limited by the total number of outstanding ordinary shares. Each of tangible book value attributable to Burford Capital Limited and tangible book value attributable to Burford Capital Limited per ordinary share is a non-GAAP financial measure and should not be considered in isolation from, as a substitute for, or superior to, financial measures calculated in accordance with US GAAP. The most directly comparable measure calculated in accordance with US GAAP is total Burford Capital Limited equity as set forth in our consolidated statements of financial position. ($ in thousands, except share data) March 31, 2025 December 31, 2024 Total Burford Capital Limited equity 2,434,375 2,419,432 Less: Goodwill (133,977) (133,948) Tangible book value attributable to Burford Capital Limited 2,300,398 2,285,484 Basic ordinary shares outstanding 218,321,904 219,421,904 Tangible book value attributable to Burford Capital Limited per ordinary share 10.54 10.42

Covenant calculations as of March 31, 2025 and December 31, 2024 36 Consolidated net debt to consolidated tangible assets ratio calculation Consolidated indebtedness to net tangible equity ratio calculation 1) Represents the total principal amount of debt outstanding as set forth in the 1Q25 quarterly report. Debt securities denominated in pound sterling have been converted to US dollar using GBP/USD exchange rates of $1.2910 and $1.2529 as of March 31, 2025 and December 31, 2024, respectively. Consolidated indebtedness to consolidated equity ratio calculation ($ in thousands) March 31, 2025 December 31, 2024 Total principal amount of debt outstanding(1) 1,783,711 1,783,690 Less: Cash and cash equivalents (486,639) (469,930) Less: Marketable securities (83,544) (79,020) Consolidated net debt 1,213,528 1,234,740 Total assets 6,180,805 6,175,025 Less: Goodwill (133,977) (133,948) Consolidated tangible assets 6,046,828 6,041,077 Consolidated net debt to consolidated tangible assets ratio 20% 20% ($ in thousands) March 31, 2025 December 31, 2024 Debt payable 1,764,726 1,763,612 Less: Debt attributable to Unrestricted Subsidiaries - - Consolidated Indebtedness 1,764,726 1,763,612 Total equity 3,160,581 3,256,835 Less: Equity attributable to Unrestricted Subsidiaries (715,737) (822,492) Less: Goodwill (133,977) (133,948) Net Tangible Equity 2,310,867 2,300,395 Consolidated Indebtedness to Net Tangible Equity Ratio 0.8x 0.8x ($ in thousands) March 31, 2025 December 31, 2024 Debt payable 1,764,726 1,763,612 Less: Debt attributable to Unrestricted Subsidiaries - - Less: The lesser of specified cash and cash equivalent or $100 million (100,000) (100,000) Consolidated Indebtedness 1,664,726 1,663,612 Total equity 3,160,581 3,256,835 Less: Equity attributable to Unrestricted Subsidiaries (715,737) (822,492) Consolidated Equity 2,444,844 2,434,343 Consolidated Indebtedness to Net Tangible Equity Ratio 0.7x 0.7x

YPF-related income and fair value

Capital provision income, excluding YPF-related assets reconciliation

($ in thousands)	For the three months ended March 31, 2025 Consolidated	Third-party interests	Total segments (Burford-only)	For the three months ended March 31, 2024 Consolidated	Third-party interests	Total segments (Burford-only)
Net realized gains/(losses)	67,619	(33,035)	34,584	57,862	(27,968)	29,894
Fair value adjustment during the period, net of previously recognized unrealized gains/(losses) transferred to realized gains/(losses) (excluding-YPF)	2,520	11,694	14,214	(29,968)	10,033	(19,935)
Income on capital provision assets, excluding YPF	**70,139**	**(21,341)**	**48,798**	**27,894**	**(17,935)**	**9,959**
Fair value adjustment during the period, net of previously recognized unrealized gains/(losses) transferred to realized gains/(losses) (YPF-only)	55,429	(18,878)	36,551	16,267	(5,420)	10,847
Other	5,948	(347)	5,601	(3,400)	497	(2,903)
Total capital provision income	**131,516**	**(40,566)**	**90,950**	**40,761**	**(22,858)**	**17,903**

YPF fair value - reconciliation of consolidated to Burford-only

($ in thousands)	March 31, 2025 Consolidated	Third-party interests	Total segments (Burford-only)	December 31, 2024 Consolidated	Third-party interests	Total segments (Burford-only)
Capital provision assets	**5,305,021**	**(1,677,618)**	**3,627,403**	**5,243,917**	**(1,672,693)**	**3,571,224**
Deployed cost	**2,268,825**	**(584,856)**	**1,683,969**	**2,341,377**	**(668,784)**	**1,672,593**
Deployed cost on YPF-related assets	112,461	(6,829)	105,632	76,405	(6,829)	69,576
Deployed cost, excluding YPF-related assets	2,156,364	(578,027)	1,578,337	2,264,972	(661,955)	1,603,017
Unrealized gains	**3,036,196**	**(1,092,762)**	**1,943,434**	**2,902,540**	**(1,003,909)**	**1,898,631**
Unrealized gains on YPF-related assets	2,243,973	(811,523)	1,432,450	2,118,112	(722,213)	1,395,899
Unrealized gains, excluding YPF-related assets	792,223	(281,239)	510,984	784,428	(281,696)	502,732

37

Asset Management Income 38 Three months ended March 31, 2025 Three months ended March 31, 2024 Total Total Third-party segments Third-party segments ($ in thousands) Consolidated interests (Burford-only) Consolidated interests (Burford-only) Management fee income 1,538 - 1,538 1,863 - 1,863 Performance fee income - 4,400 4,400 - - - Income from BOF-C - 7,899 7,899 - 4,810 4,810 Total asset management income 1,538 12,299 13,837 1,863 4,810 6,673

Undrawn Commitments 39 March 31, 2025 Total Third-party segments ($ in thousands) Consolidated interests (Burford-only) Definitive 985,953 (192,239) 793,714 Discretionary 879,362 (186,941) 692,421 Legal risk (definitive) 42,969 - 42,969 Total capital provision undrawn commitments 1,908,284 (379,180) 1,529,104 December 31, 2024 Total Third-party segments ($ in thousands) Consolidated interests (Burford-only) Definitive 962,808 (189,135) 773,673 Discretionary 1,032,433 (214,568) 817,865 Legal risk (definitive) 41,318 - 41,318 Total capital provision undrawn commitments 2,036,559 (403,703) 1,632,856

Capital Provision Income 40 Three months ended March 31, 2025 Three months ended March 31, 2024 Total Total Third-party segments Third-party segments ($ in thousands) Consolidated interests (Burford-only) Consolidated interests (Burford-only) Net realized gains/(losses) 67,619 (33,035) 34,584 57,862 (27,968) 29,894 Fair value adjustment during the period, net of previously recognized unrealized gains/(losses) transferred to realized gains/(losses) 57,949 (7,184) 50,765 (13,701) 4,613 (9,088) Income on capital provision assets 125,568 (40,219) 85,349 44,161 (23,355) 20,806 Foreign exchange gains/(losses) 5,410 (347) 5,063 (4,202) 497 (3,705) Net income/(loss) on due from settlement of capital provision assets 652 - 652 802 - 802 Other income/(loss) (114) - (114) - - - Total capital provision income 131,516 (40,566) 90,950 40,761 (22,858) 17,903

Advantage Fund Burford Advantage Master Fund LP, a private fund focused on pre-settlement litigation strategies where litigation risk remains, but where the overall risk return profile is generally lower than assets funded directly by our balance sheet. Investors in the Advantage Fund include third parties as well as Burford’s balance sheet. Assets held by the Advantage Fund are recorded as capital provision assets. Asset Management and Other Services segment One of our two reportable segments. Asset Management and Other Services includes the management of legal finance assets on behalf of third-party investors through private funds, and provides other services to the legal industry. BOF-C Burford Opportunity Fund C LP, a private fund through which a sovereign wealth fund invests in pre-settlement legal finance matters under the sovereign wealth fund arrangement. Burford-only (non-GAAP) A basis of presentation that refers to assets, liabilities and activities that pertain only to Burford on a proprietary basis, excluding any third-party interests and the portions of jointly owned entities owned by others. Capital provision assets Financial instruments that relate to the provision of capital in connection with legal finance. Cash receipts Cash receipts provide a measure of the cash that our capital provision and other assets generate during a given period as well as cash from certain other fees and income. In particular, cash receipts represent the cash generated from capital provision and other assets, including cash proceeds from realized or concluded assets and any related hedging assets, and cash received from asset management income, services and/or other income, before any deployments into financing existing or new assets. Commitment A commitment is the amount of financing we agree to provide for a legal finance asset. Commitments can be definitive (requiring us to provide financing on a schedule or, more often, when certain expenses are incurred) or discretionary (allowing us to provide financing after reviewing and approving a future matter). Commitments for which we have not yet provided financing are unfunded commitments. Concluded and partially concluded assets A legal finance asset is “concluded” for our purposes when there is no longer any litigation risk remaining. We use the term to encompass (i) entirely concluded legal finance assets where we have received all proceeds to which we are entitled (net of any entirely concluded losses), (ii) partially concluded legal finance assets where we have received some proceeds (for example, from a settlement with one party in a multi-party case) but where the case is continuing with the possibility of receiving additional proceeds and (iii) legal finance assets where the underlying litigation has been resolved and there is a promise to pay proceeds in the future (for example, in a settlement that is to be paid over time). Consolidated funds Certain of our private funds in which, because of our investment in and/or control of such private funds, we are required under the generally accepted accounting principles in the United States (“US GAAP”) to consolidate the minority limited partner’s interests in such private funds and include the full financial results of such private funds within our unaudited condensed consolidated financial statements. As of the date of this Presentation, BOF-C and the Advantage Fund are consolidated funds. Definitive commitments Commitments where we are contractually obligated to advance incremental capital and failure to do so would typically result in adverse contractual consequences (such as a dilution in our returns or the loss of our deployed capital in a case). Deployment Financing provided for an asset or other additions on consolidation which add to our deployed cost in such asset. Glossary 41

Deployed cost Deployed cost is the amount of financing we have provided for an asset at the applicable point in time. For purposes of calculating returns, we must consider how to allocate the costs associated with an asset in the event of a partial conclusion. Our approach to cost allocation depends on the type of asset: When single case assets have partial resolutions along the way without the entire case being resolved, most commonly because one party settles and the remaining part(y)/(ies) continue to litigate, we report the partial resolution when agreed as a partial realization and allocate a portion of the deployed cost to the partial resolution depending on the significance of the settling party to the overall claim. In portfolio assets when a case (or part of a case) resolves or generates cash proceeds, we report the partial resolution when agreed as a partial realization and allocate a portion of the deployed cost to the resolution. The allocation depends on the structure of the individual portfolio arrangement and the significance of the resolution to the overall portfolio, but it is in essence a method that mimics the way an investor would allocate cost basis across a portfolio of security purchases. Discretionary commitments Commitments where we are not contractually obligated to advance capital and generally would not suffer adverse financial consequences from not doing so. Group-wide A basis of presentation which refers to the totality of assets managed by us, which includes assets financed by our balance sheet through our Principal Finance segment and assets financed by third-party capital through our Asset Management and Other Services segment. Internal rate of return (IRR) Internal rate of return (“IRR”) is a discount rate that makes the net present value of a series of cash flows equal to zero and is expressed as a percentage figure. We compute IRR on concluded (including partially concluded) legal finance assets by treating that entire portfolio (or, when noted, a subset thereof) as one undifferentiated pool of capital and measuring actual and, if necessary, estimated inflows and outflows from that pool, allocating costs appropriately. IRRs do not include unrealized gains or losses. Monetization The acceleration of a portion of the expected value of a litigation or arbitration matter prior to resolution of such matter, which permits a client to convert an intangible claim or award into tangible cash on a non-recourse basis. Portfolio The sum of the fair value of capital provision assets and the undrawn commitments. Principal Finance segment One of our two reportable segments. Principal Finance includes the allocation of capital to legal finance assets from our balance sheet, primarily as capital provision assets, and in limited scope through interests in private funds managed by Burford. Realization A legal finance asset is realized when the asset is concluded (i.e., when litigation risk has been resolved). A realization will result in us receiving cash or, occasionally, non-cash assets, or recognizing a due from settlement receivable, reflecting what we are owed on the asset. Realized gain or loss Reflects the total amount of gain or loss, relative to cost, generated by a legal finance asset when it is realized, calculated as realized proceeds less deployed cost, without regard for any previously recognized fair value adjustment. Net realized gain or loss refers to the sum of realized gains and realized losses. Return on invested capital (ROIC) Return on invested capital (“ROIC”) from a concluded asset is the absolute amount of realizations from such asset in excess of the amount of expenditure incurred in financing such asset divided by the amount of expenditure incurred, expressed as a percentage figure. ROIC is a measure of our ability to generate absolute returns on our assets. Some industry participants express returns on a multiple of invested capital (“MOIC”) instead of a ROIC basis. MOIC includes the return of capital and, therefore, is 1x higher than ROIC. In other words, 70% ROIC is the same as 1.70x MOIC. Glossary (continued) 42

Glossary (continued) 43 Total segments Refers to the sum of our two reportable segments, (i) Principal Finance and (ii) Asset Management and Other Services, and is presented on a Burford-only basis. Unrealized gain or loss Represents the fair value of our legal finance assets over or under their deployed cost, as determined in accordance with the requirements of the applicable US GAAP standards, for the relevant financial reporting period (unaudited condensed consolidated statements of operations) or cumulatively (consolidated statements of financial condition). Vintage Refers to the calendar year in which a legal finance commitment is initially made. YPF-related assets Refers to our Petersen and Eton Park legal finance assets, which are two claims relating to the Republic of Argentina’s nationalization of YPF S.A., the Argentine energy company.